Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Copper Mountain Mine (BC) LTD
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/28/2024
Reporting Entity ESTMA Identification Number	E037058		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Eugene Lei				Date	5/28/2024
Position Title	Chair of the Board

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Copper Mountain Mine (BC) LTD				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E037058
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments, Agency, etc — within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Canada	Provincial Government of British Columbia	Ministry of Finance	650,000		260,000					910,000
Canada	Town of Princeton		630,000							630,000
Canada	Lower Similkameen Indian Band				340,000					340,000
Canada	Upper Similkameen Indian Band				340,000					340,000
Additional Notes:	(a) Taxes for the purposes of ESTMA do not align with the definition of "income taxes" under IFRS, as a result the numbers from the ESTMA reporting cannot be tied directly to our cash flow statement as disclosed in our audited financial statements.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Copper Mountain Mine (BC) LTD				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E037058
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name	Taxes (a)	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
Canada	British Columbia	1,280,000	-	940,000					2,220,000
Additional Notes:	(a) Taxes for the purposes of ESTMA do not align with the definition of "income taxes" under IFRS, as a result the numbers from the ESTMA reporting cannot be tied directly to our cash flow statement as disclosed in our audited financial statements.